$750,000.00                                    Date:  October 31, 2000

          FOR VALUE RECEIVED, Gilman + Ciocia, Inc., a Delaware corporation having an office at Suite #130, 1311 Mamaroneck Avenue, White Plains, NY 10605 ("Maker"), hereby promises to pay to Thomas Povinelli, an individual having an address at ("Payee") or at such other place as Payee may designate in writing, the principal sum of $750,000.00, together with interest, from the date hereof, on the unpaid principal amount hereof outstanding from time to time at the rate per annum equal to 12% on the terms set forth herein.

          Interest accrued and unpaid hereunder through the last day of each month shall be paid on the first day of the next succeeding month, commencing December 1, 1999, and principal outstanding and all interest accrued and unpaid hereunder shall be due and payable on or before October 31, 2001.

          All amounts paid hereunder shall be credited first to the payment of accrued and unpaid interest, and then to the payment of outstanding principal. Payment of principal, interest and any other sum due hereunder shall be made in lawful money of the United States of America. This Note may be prepaid in whole or in part at any time without premium or penalty.

          This Note (a) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Payee and (b) shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of and be enforceable by Payee, his heirs and personal representatives. No promises or representations have been made by Payee in connection herewith except as expressly set forth herein. Maker hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

          This Note shall be paid in full without any offset or deduction for any claim, counterclaim or defense of any kind whatsoever, the right to raise any of which is waived by Maker. Maker also hereby waives the right to trial by jury in any litigation related to this Note.

          This Note shall be construed and governed in all respects by the laws of the State of New York applicable to contracts made and to be performed therein.

          If   any provision of this Note is deemed to be invalid,  illegal,  or unenforceable, the balance of this Note shall remain in full force and effect.

          Any notice or communication required or sent in connection with this Note shall be in writing and sent by first class mail, certified return receipt requested, or by overnight courier procuring a signed receipt, postage prepaid, addressed, if to the Payee at the address set forth above, and if to the Maker at the address set forth above, with a copy to Seth A. Akabas, Esq., Akabas & Cohen, 11th Floor, 488 Madison Avenue, New York, NY 10022, provided that any such address may be changed by sending notice of such change at least 10 days prior to the effective date of the change. Each such notice shall be effective when signed for or not accepted by the addressee.

          As a further inducement to Payee to accept this Note, Maker, acknowledging that Payee is relying on the covenants in this paragraph, covenants and agrees that: in any action or proceeding brought on, under or in connection with or relating to this Note, any legal suit arising out of or in connection with this Note may be instituted in any Federal or State Court in the State of New York, City of New York; Maker waives any objection it may now or hereafter have to such venue in any legal suit; irrevocably submits to the jurisdiction of any such Court in any such suit; agrees not to bring any such suit, action or other proceeding in any other jurisdiction; and agrees that service of process may be effected therein by the same means as notices may be given as hereinabove provided.


          IN   WITNESS  WHEREOF,  Maker has caused  this Note to executed by its duly authorized officer on the day and year first above written.


ATTEST:                                              GILMAN + CIOCIA, INC.



By: /s/ Jennifer Zacharczyk, Esq.                 By:  /s/ Thomas Povinelli
_________________________________               ________________________________
Name:   Jennifer Zacharczyk, Esq.               Name:  Thomas Povinelli
Title:                                         Title:  Chief Operating Officer